                                                   Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ---------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ---------------------

                       APPLIED ANALYTICAL INDUSTRIES, INC.
             (Exact name of registrant, as specified in its charter)

        Delaware                                         04-2687849
(State or other jurisdiction of                       (I.R.S. Employer)
incorporation or organization)                       Identification No.)

                              5051 New Centre Drive
                        Wilmington, North Carolina 28403
                    (Address of principal executive officers)
                              ---------------------


                       APPLIED ANALYTICAL INDUSTRIES, INC.
                             1997 STOCK OPTION PLAN
                            (Full title of the plan)
                              ---------------------


                               ALBERT N. CAVAGNARO
               Associate General Counsel and Assistant Secretary
                       Applied Analytical Industries, Inc.
                              5051 New Centre Drive
                        Wilmington, North Carolina 28403
                     (Name and address of agent for service)
                                 (910) 392-1606
          (Telephone number, including area code, of agent for service)
                              ---------------------


                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                         Proposed maximum       Proposed maximum        Amount of
         Title of securities           Amount to be     offering price per     aggregate offering     registration
          to be registered              registered             unit                   price                fee
---------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value            1,158,000          $13.09(1)            $15,158,220(1)        $4,213.99
(including options under the Applied
Analytical Industries, Inc. 1997
Stock Option Plan)
=====================================================================================================================

(1) In accordance with Rule 457(h)(1) of Regulation C, the price for the shares is computed on the basis of the average high and low prices for Common Shares on May 10, 1999 as reported on the NASDAQ National Market System.

===============================================================================

                           INCORPORATION BY REFERENCE


         This Registration Statement registers 1,158,000 additional shares of common stock of Applied Analytical Industries, Inc. under the Applied Analytical Industries, Inc. 1997 Stock Option Plan, for which shares have previously been registered on Form S-8 (Registration No. 333-50877), as amended (the "Prior Registration Statement"). The contents of the Prior Registration Statement are hereby incorporated by reference.

                                   SIGNATURES

         Pursuant to the requirements of the 1933 Act, the Company certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of North Carolina on May 12, 1999.


                           APPLIED ANALYTICAL INDUSTRIES, INC.

                           By:      /s/ ALBERT N. CAVAGNARO
                              -----------------------------------
                                    Albert N. Cavagnaro
                                    Associate General Counsel and
                                    Assistant Secretary

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                   SIGNATURE                                 TITLE                                    DATE
                   ---------                                 -----                                    ----
           /s/ FREDERICK D. SANCILIO                                                              May 12, 1999
-------------------------------------------------    President and Director
          Frederick D. Sancilio, Ph.D.               (Principal Executive Officer)

              /s/ EUGENE T. HALEY                    Chief Financial Officer                      May 12, 1999
-------------------------------------------------    (Principal Financial Officer)
                Eugene T. Haley

             /s/ GEORGE W. BECKWITH                  Controller                                   May 12, 1999
-------------------------------------------------    (Principal Accounting Officer)
               George W. Beckwith

           /s/ WILLIAM H. UNDERWOOD                  Director                                     May 12, 1999
-------------------------------------------------
              William H. Underwood

              JOSEPH H. GLEBERMAN*                   Director                                     May 12, 1999
-------------------------------------------------
              Joseph H. Gleberman

                 JOHN M. RYAN*                       Director                                     May 12, 1999
-------------------------------------------------
                  John M. Ryan

                JAMES L. WATERS*                     Director                                     May 12, 1999
-------------------------------------------------
                James L. Waters

                JAMES G. MARTIN*                     Director                                     May 12, 1999
-------------------------------------------------
                James G. Martin

*By:            /s/   ALBERT N. CAVAGNARO
         ----------------------------------------
         (Albert N. Cavagnaro, Attorney-in-Fact)

                                  EXHIBIT INDEX

Exhibit Number                       Description
--------------                       -----------
     5                Opinion of Robinson, Bradshaw & Hinson, P.A.
    23.1              Consent of Robinson, Bradshaw & Hinson, P.A. (contained
                      in Exhibit 5)
    23.2              Consent of Ernst & Young LLP
    23.3              Consent of PricewaterhouseCoopers LLP
    24.1              Power of Attorney of Joseph H. Gleberman, dated April 7, 1999
    24.2              Power of Attorney of John M. Ryan, dated April 7, 1999
    24.3              Power of Attorney of James L. Waters, dated April 8, 1999
    24.4              Power of Attorney of James G. Martin, dated April 21, 1999